Exhibit 10.6

Confidential treatment has been requested for portions of this Exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

AMENDMENT NO. 1 TO

AMENDED AND RESTATED COLLABORATIVE

RESEARCH, DEVELOPMENT AND MARKETING AGREEMENT

BETWEEN MITOTIX, INC. AND

DUPONT PHARMACEUTICALS

COMPANY

This Amendment No. 1, effective April 3, 2000 (the “Effective Date”) is made to the Collaborative Research, Development and Marketing Agreement dated as of December 6, 1995, as amended and restated as of June 2, 1997 (the “Agreement”) between Mitotix, Inc., a Delaware corporation having its principal place of business at One Kendall Square, Building 600, Cambridge, Massachusetts 02139 (“Mitotix”) and DuPont Pharmaceuticals Company, a Delaware general partnership having its principal place of business at 974 Centre Road, Wilmington, Delaware 19807 (“DPC”).

WHEREAS, Mitotix and DPC desire to amend the Agreement to modify the rights granted under the Agreement and to make certain other changes as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment No. 1, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. The terms in this Amendment with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth in the Agreement, or the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1 “Akt/Chk1/Plk Research Program” means the research program to be performed by Mitotix with respect to the Akt/Chkl/Plk Targets and Akt/Chkl/Plk Screening Technology in accordance with the Akt/Chkl/Plk Work Plan which is attached hereto as Appendix A.

1.2 “Akt/Chkl/Plk Screening Technology” shall have the meaning set forth in Article 7 hereof.

1.3 “Akt/Chkl/Plk Targets” means collectively and individually the Akt, Chkl and Plk Targets. Akt Target means the Akt protein and the biological processes of phosphorylation mediated by Akt, including but not limited to the phosphorylation of BAD, GSK3, PFK2, GLUT4, caspase 9 and telomerase. Chkl Target means the Chkl protein and the biological processes of phosphorylation mediated by Chkl, including but not limited to the phosphorylation of Cdc25C. Plk Target means the Plk protein and the biological processes of phosphorylation mediated by Plk. Akt, Chkl and Plk Targets shall include the human Akt, Chkl and Plk Target and any subtypes and isoforms thereof, as well as any homologs thereof from any other species.

1.4 “DPC CDK Compound” shall have the meaning set forth in Section 4.1 hereof.

1.5 “DPC Inventions” means DuPont Merck Inventions.

1.6 “E6AP UBC Targets” shall mean the E6-AP ubiquitin protein ligase and ubiquitination mediated by the E6-AP ligase. E6AP UBC Targets shall include but not be limited to the human E6-AP ligase and human E6-AP ligase mediated ubiquitination of p53, HHR23A, and members of the SRC family, and any subtypes and isoforms thereof, as well as any homologs thereof from any other species.

1.7 “IkB/E6AP UBC Screening Technology” shall have the meaning set forth in Section 2.7 hereof.

1.8 “IkB UBC Targets” shall mean the LcB ubiquitin protein ligase and ubiquitination mediated by the DcB ligase. IkB UBC Targets shall include the human IkB ligase and human IkB ligase mediated ubiquitination of IkB%, and any subtypes and isoforms thereof, as well as any homologs thereof from any other species.

1.9 “License Revenue” shall have the meaning set forth in Section 4.4(c) hereof.

1.10 “mdm2/p53 Research Program” means the research program to be performed by Mitotix with respect to the mdm2/p53 UBC Targets and mdm2/p53 Screening Technology in accordance with the mdm2/p53 Work Plan which is attached hereto as Appendix B.

1.11 “mdm2/p53 UBC Screening Technology” shall have the meaning set forth in Section 2.6 hereof.

1.12 “mdm2/p53 UBC Targets” shall mean the mdm2 dependent ubiquitination of p53, including the ubiquitin protein ligase that mediates the ubiquitination of p53. mdm2/p53 UBC Targets shall include the human mdm2 (hdm2) and p53 and any subtypes and isoforms thereof, as well as any homologs thereof from any other species.

1.13 “Mitotix CDK Compound” shall have the meaning set forth in Section 4.1 hereof.

1.14 “Mitotix CDK Products” shall have the meaning set forth in Section 4.2 hereof.

1.15 “Mitotix Library” shall mean compounds which have been synthesized, licensed or acquired by Mitotix prior to or during the UBC Research Program or CDK Research Program from external sources independently of any information provided by DPC.

1.16 “Outside Inventions” shall have the meaning set forth in Article 5 hereof.

1.17 “Outside Know-How” shall have the meaning set forth in Article 5 hereof.

1.18 “Outside Targets” shall have the meaning set forth in Article 5 hereof.

1.19 “Protein Therapy” shall have the meaning set forth in Section 3.3 hereof.

2. UBC Collaboration.

2.1 Termination of UBC Collaboration. As of the Effective Date of this Amendment, except to the extent expressly provided in this Amendment, the UBC Collaboration and UBC

Research Program shall be terminated. Accordingly, the Collaborative Policy Setting Committee shall no longer operate. DPC shall no longer have any obligation to report information to Mitotix under Sections 7.2 and 7.3 of the Agreement. The parties acknowledge that DPC has not exercised its option to extend the term of the UBC Collaboration pursuant to Section 5.2.2 of the Agreement. In addition, the parties hereby agree that the terms of Sections 5.5 and 5.6 of the Agreement shall not apply as of the Effective Date of this Amendment.

2.2 Section 2.2 is intentionally left blank.

2.3 Co-Exclusive License to DPC for UBC Screening Technology. Except as set forth in Sections 2.6 and 2.7 hereof, and notwithstanding any provision of the Agreement to the contrary including, without limitation, Section 10.2.1 of the Agreement, Mitotix hereby grants DPC a co-exclusive (with Mitotix) worldwide royalty-free, fully paid-up right and license (with the right to sublicense) under the UBC Patent Rights, Mitotix Inventions, Joint Inventions and Know-how solely to utilize the UBC Targets and assays (including reagents and materials used in such assays) to identify compounds active against such UBC Targets for the purposes of research, development and commercialization of pharmaceutical and Radiopharmaceutical products incorporating such compounds for all therapeutic indications. No license is granted to DPC under this Section 2.4 to utilize the UBC Targets for Antisense, Gene Therapy and non-Radiopharmaceutical diagnostic applications.

2.4 Co-Exclusive License to Mitotix for UBC Screenins Technology. Except as set forth in Sections 2.6 and 2.7 hereof, and notwithstanding any provision of the Agreement to the contrary including, without limitation, Section 10.4.2 of the Agreement, DPC hereby grants to Mitotix a co-exclusive (with DPC) worldwide royalty-free, fully paid-up right and license (with the right to sublicense) under any DPC Inventions and Joint Inventions and Know-how solely to utilize the UBC Targets and assays (including reagents and materials used in such assays) to identify compounds active against such UBC Targets for purposes of research, development and commercialization of pharmaceutical, Radiopharmaceutical, Antisense, Gene Therapy and non-Radiopharmaceutical diagnostic products incorporating such compounds for all therapeutic indications.

2.5 Rights and Obligations With Respect to Compounds. Except with respect to Mitotix Library compounds (as set forth in the following paragraph and Sections 2.6 and 2.7 hereof), DPC shall have exclusive rights, and Mitotix hereby grants to DPC exclusive worldwide rights, with right to sublicense, under the UBC Patent Rights, Mitotix Inventions, Joint-Inventions and Know-how, with respect to any compounds (and any information relating to such compounds) which have been conceived, described, identified, synthesized or tested in the performance of the UBC Collaboration and UBC Research Program. Mitotix shall not disclose any non-public information relating to such compounds to any Third Party or use such non-public information for any purpose or for its own benefit or for the benefit of any Third Party, unless otherwise agreed by DPC.

Subject to Sections 2.6 and 2.7 hereof, each party shall have co-exclusive rights with respect to any compounds from a Mitotix Library (and any information relating to such compounds) which have been identified, synthesized or tested in the performance of the UBC Collaboration and UBC Research Program; provided, however that DPC’s rights under this

Section 2.5 shall be solely for uses in screening against a UBC Target licensed under Section 2.3 and solely to make, use and sell any product that incorporates such compound where such product is active against a UBC Target licensed under Section 2.3 and for no other purpose.

Mitotix shall have the right to independently develop compounds (and any information relating to such compounds) which are identified using the rights granted under Section 2.4, provided however, that such right shall be subject to the first sentence of this Section 2.5 and no patent or know-how rights of any kind are granted by DPC to Mitotix with respect to any such compounds.

2.6 Exclusive License to DPC for mdm2/p53 UBC Screening Technology. Notwithstanding any provision of the Agreement to the contrary including, without limitation, Section 10.2 of the Agreement, Mitotix hereby grants to DPC an exclusive worldwide right and license (with the right to sublicense) under UBC Patent Rights specifically claiming mdm2/p53 UBC Targets, and Mitotix Inventions, Joint Inventions and Know-how specifically directed to mdm2/p53 UBC Targets including, without limitation, all research results and data developed by either party in the performance of the mdm2/p53 UBC Research Program funded by DPC at Mitotix (collectively the “mdm2/p53 UBC Screening Technology”) to utilize the mdm2/p53 UBC Targets and assays (including reagents and materials used in such assays) to identify compounds active against such mdm2/p53 UBC Targets for purposes of research, development and commercialization of pharmaceutical and Radiopharmaceutical products incorporating such compounds for all therapeutic indications. No license is granted to DPC under this Section 2.6 to utilize the mdm2/p53 UBC Targets for Antisense, Gene Therapy and non-Radiopharmaceutical diagnostic applications.

In addition, notwithstanding any provision of the Agreement to the contrary, Mitotix hereby grants to DPC an exclusive worldwide right and license (with the right to sublicense) to any compounds from a Mitotix Library (and any information relating to such compounds) which (i) were identified as active using the mdm2/p53 UBC Screening Technology and (ii) have been conceived, described, identified, synthesized or tested in the performance of the UBC Research Program and mdm2/p53 UBC Research Program; provided, however that DPC’s rights under this Section 2.6 shall be solely for uses in screening against a mdm2/p53 UBC Target and solely to make, use and sell any product that incorporates such compound where such product is active against a mdm2/p53 UBC Target and for no other purpose.

DPC shall have sole responsibility for conducting, at its own expense, all clinical, regulatory, marketing, and sales work associated with compounds identified as active using the mdm2/p53 UBC Screening Technology under this Section 2.6. For each such compound, DPC shall use good faith commercially reasonable efforts to evaluate, develop and test such compound in accordance with industry standards and DPC internal practices and to seek and obtain all necessary regulatory approvals to market and commence worldwide marketing of each product incorporating each such compound.

With respect to each compound identified as active using the mdm2/p53 UBC Screening Technology under this Section 2.6 which is subject to Section 2.8(b), DPC shall inform Mitotix in writing upon the commencement of clinical testing for each such compound and, every six (6) months thereafter, DPC shall inform Mitotix in writing as to whether DPC is continuing or discontinuing the development of such compound. DPC shall also inform Mitotix if DPC decides to abandon the development of such a compound at any time. DPC shall also inform Mitotix upon the filing of an IND for the first such compound, and notwithstanding Section 15.3 of the Agreement, the parties agree that Mitotix may publicly disclose such achievement in a public disclosure that is mutually agreed upon in writing by the parties.

2.7 Exclusive License to Mitotix for IkB/E6AP UBC Screening Technology. Notwithstanding any provision of the Agreement to the contrary including, without limitation Section 10.4 of the Agreement, DPC hereby grants to Mitotix an exclusive worldwide right and license (with the right to sublicense) under any DPC inventions and Joint Inventions and Know-how including, without limitation, all research results and data developed by Mitotix and DPC in the performance of the IkB/E6AP research programs funded by DPC at Mitotix (collectively the “IkB/E6AP UBC Screening Technology”) to utilize the IkB UBC Targets and the E6AP UBC Targets and assays (including reagents and materials used in such assays) to identify compounds active against such IkB UBC Targets and E6AP UBC Targets for purposes of research, development and commercialization of pharmaceutical, Radiopharmaceutical, Antisense, Gene Therapy and non-Radiopharmaceutical diagnostic products incorporating such compounds for all therapeutic indications.

In addition, notwithstanding any provision of the Agreement to the contrary, Mitotix retains exclusive worldwide rights to any compounds from a Mitotix Library (and any information relating to such compounds) which (i) were identified as active using the IkB/E6AP UBC Screening Technology and (ii) have been conceived, described, identified, synthesized or tested in the performance of the UBC Research Program and IkB/E6AP UBC Research Program.

Mitotix shall have sole responsibility for conducting, at its own expense, all clinical, regulatory, marketing, and sales work associated with compounds identified as active using the IkB/E6AP UBC Screening Technology under this Section 2.7. For each such compound, Mitotix shall use good faith commercially reasonable efforts to evaluate, develop and test such compound in accordance with industry standards and Mitotix internal practices and to seek and obtain all necessary regulatory approvals to market and commence worldwide marketing of each product incorporating each such compound.

With respect to each compound identified as active using the IkB/E6AP UBC Screening Technology under this Section 2.7 which is subject to Section 2.8(d), Mitotix shall inform DPC in writing upon the commencement of clinical testing for each such compound and, every six (6) months thereafter, Mitotix shall inform DPC in writing as to whether Mitotix is continuing or discontinuing the development of such compound. Mitotix shall also inform DPC if Mitotix decides to abandon the development of such a compound at any time. Mitotix shall also inform DPC upon the filing of an IND for the first such compound, and notwithstanding Section 15.3 of the Agreement, the parties agree that DPC may publicly disclose such achievement in a public disclosure that is mutually agreed upon in writing by the parties.

2.8 UBC Products. Notwithstanding any provision of the Agreement to the contrary, the parties agree as follows.

(a) Products made, used or sold by DPC under Section 2.3 shall not be considered Royalty-Bearing Products and shall not be subject to the payment provisions of Article 11 of the Agreement.

(b) If any product is made, used or sold by DPC (or its licensee) under Section 2.6 that incorporates a compound which is first identified within *** years following the Effective Date of this Amendment and is discovered or selected for development through use of the mdm2/p53 UBC Targets, then such product shall be considered a Royalty-Bearing Product subject to the payment provisions of Article 11 of the Agreement, provided however, that (i) no milestone payments shall be payable with respect to such product and (ii) the royalty amount payable for such product shall be equal to ***% of the amount otherwise payable as set forth in Article 11 of the Agreement.

(c) Products made, used or sold by Mitotix under Section 2.4 shall not be considered Mitotix Products and shall not be subject to the payment provisions of Article 12 of the Agreement.

(d) If any product is made, used or sold by Mitotix (or its licensee) under Section 2.7 that incorporates a compound which is first identified within *** years following the Effective Date of this Amendment and is discovered or selected for development through use of the IkB/E6AP UBC Targets, then such product shall be considered a Mitotix Product subject to the payment provisions of Article 12 of the Agreement, provided however, that (i) no milestone payments shall be payable with respect to such product and (ii) the royalty amount payable for such product shall be equal to 25% of the amount otherwise payable as set forth in Article 12 of the Agreement.

(e) Mitotix shall not be obligated to provide DPC with a right of first negotiation in accordance with Section 10.5.1 of the Agreement.

(f) Mitotix shall not have the option to co-promote any UBC Product.

3. CDK Collaboration.

3.1 Termination of CDK Collaboration. As of the Effective Date of this Amendment, the CDK Collaboration and CDK Research Program shall be terminated. Accordingly, the Collaborative Policy Setting Committee shall no longer operate. DPC shall no longer have any obligation to report information to Mitotix under Sections 4.2 and 4.3 of the Agreement. Section 18.4 of the Agreement shall be deleted and shall no longer be in effect.

With respect to any compound in the CDK Field identified as active during the CDK Collaboration and term of the CDK Research Program, DPC shall have sole responsibility for conducting, at its own expense, all clinical, regulatory, marketing, and sales work associated with such CDK Development Compound. For each such compound, DPC shall use good faith commercially reasonable efforts to evaluate, develop and test such compound in accordance with industry standards and DPC internal practices and to seek and obtain all necessary regulatory approvals to market and commence worldwide marketing of each product incorporating each such compound.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With respect to each compound in the CDK Field identified as active during the CDK Collaboration and term of the CDK Research Program, DPC shall inform Mitotix in writing upon the commencement of clinical testing for each such compound and, every six (6) months thereafter, DPC shall inform Mitotix in writing as to whether DPC is continuing or discontinuing the development of such compound. DPC shall also inform Mitotix if DPC decides to abandon the development of such a compound at any time. DPC shall also inform Mitotix upon the achievement of milestones under Section 11.1.2 of the Agreement, and notwithstanding Section 15.3 of the Agreement, the parties agree that Mitotix may publicly disclose the filing of an IND for the first such compound in a public disclosure that is mutually agreed upon in writing by the parties.

3.2 CDK-non-D Field. The parties hereby agree that the term “CDK-non-D Field” in Section 1.17 of the Agreement is modified to include all indications of therapeutic and Radiopharmaceutical agents.

3.3 Co-Exclusive License to DPC for CDK Screening Technology. Notwithstanding any provision of the Agreement to the contrary including, without limitation Section 10.1.1 of the Agreement, Mitotix hereby grants DPC a co-exclusive (with Mitotix) worldwide right and license (with the right to sublicense) under the CDK Patent Rights, Mitotix Inventions, Joint Inventions and Know-how to utilize the CDK Targets and assays (including reagents and materials used in such assays) to identify compounds active against such CDK Targets for purposes of research, development and commercialization of pharmaceutical and Radiopharmaceutical products incorporating such compounds for all therapeutic indications. No license is granted to DPC under this Section 3.3 to utilize CDK Targets for Antisense, Gene Therapy, non-Radiopharmaceutical diagnostic and p16 and p27 Protein Therapy applications.

For the purposes of this Amendment, the term “Protein Therapy” shall mean a product involving the intracellular or extracellular delivery of an exogenous polypeptide of at least 20 amino acids in length in order to treat or prevent disease. The parties agree that the Protein Therapy applications of p16 and p27 shall be treated throughout the Agreement in the exact same manner as Gene Therapy and Antisense applications.

3.4 Co-Exclusive License to Mitotix for CDK Screening Technology. Notwithstanding any provision of the Agreement to the contrary including, without limitation, Section 10.1.5 of the Agreement, each CDK Target under the Agreement shall be deemed to be released as of the earlier of (i) the date such CDK Target was released by DPC under Section 10.1.5 of the Agreement or (ii) the Effective Date of this Amendment, and such released CDK Targets shall continue to be included in the definition of CDK Targets subject to the license grant set forth in Section 3.3 hereof. DPC hereby grants Mitotix a co-exclusive (with DPC) worldwide right and license (with the right to sublicense to a Third Party collaborator of Mitotix) under any DPC Invention and Joint Invention and Know-how solely to utilize the CDK Targets and assays (including reagents and materials used in such assays) to identify compounds active against such CDK Targets for purposes of research, development and commercialization of pharmaceutical, Radiopharmaceutical, Antisense, Gene Therapy, non-Radiopharmaceutical diagnostic and p16 and p27 Protein Therapy products incorporating such compounds for all therapeutic indications.

3.5 Rights With Respect to Compounds. Notwithstanding the foregoing, except with respect to Mitotix Library compounds (as set forth in the following paragraph) and as set forth in Sections 4.1 and 4.2 of this Amendment, DPC shall have exclusive rights, and Mitotix hereby grants to DPC exclusive worldwide rights, with right to sublicense, under the CDK Patent Rights, Mitotix Inventions, Joint-Inventions and Know-how, with respect to any compounds (and any information relating to such compounds) which have been conceived, described, identified, synthesized or tested in the performance of the CDK Collaboration and CDK Research Program. Mitotix shall not disclose any non-public information relating to such compounds to any Third Party or use such non-public information for any purpose or for its own benefit or for the benefit of any Third Party, unless otherwise agreed by DPC.

With respect to compounds in a Mitotix Library, Mitotix hereby grants to DPC an exclusive worldwide right and license (with the right to sublicense) to any compounds from a Mitotix Library which have been identified, synthesized or tested in the performance of the CDK Collaboration and CDK Research Program; provided, however that DPC’s rights under this Section 3.5 shall be solely for uses in screening against a CDK Target licensed under Section 3.3 and solely to make, use and sell any product that incorporates such compound where such product is active against a CDK Target licensed under Section 3.3 and for no other purpose.

3.6 CDK Products. Notwithstanding any provision of the Agreement to the contrary, the parties agree that:

(a) CDK Products and Immunoassay Products made, used or sold by DPC under Section 3.3 hereof shall be considered Royalty-Bearing Products subject to the payment provisions of Article 11 of the Agreement, provided however, that Royalty-Bearing Products shall not include any CDK Product or Immunoassay Product, respectively, incorporating compounds that are first identified through the use of the CDK Targets by either party more than *** years following the termination of the CDK Research Program;

(b) If any product is ultimately sold by Mitotix or its licensee under Section 3.4 that incorporates a compound (other than a Mitotix CDK Compound) first identified within *** years following the release of the CDK Target by DPC and discovered or selected for development through the use of such CDK Target, then such product shall be a Mitotix Product and Mitotix shall make payments as set forth in Article 12 of the Agreement upon the sale of such Mitotix Product;

(c) Article 8 of the Agreement is hereby amended such that DPC shall not be obligated to provide Mitotix the option to co-promote each CDK Product incorporating compounds identified as active during the term of the CDK Research Program in the United States; and

(d) Mitotix shall not be obligated to provide DPC with a right of first negotiation with respect to CDK Targets under Section 10.5.1 of the Agreement or CDK-non-D Targets under Section 10.5.2 of the Agreement.

3.7 Enforcement of CDK Patent Rights. Notwithstanding any provision of the Agreement to the contrary including, without limitation, Section 14.5 of the Agreement, the parties shall mutually agree upon the patent enforcement/licensing strategy with respect to the CDK Patent Rights in the CDK Field. The parties acknowledge that under such strategy DPC shall be permitted to license the CDK Patent Rights in the CDK Field to any Third Party (other than Development Partners of DPC) which is infringing or alleged to be infringing the CDK Patent Rights (a “Third Party Infringer”) and DPC shall be solely responsible at its discretion for the granting of any such license and for implementing such patent enforcement/licensing strategy. DPC shall not take any action with respect to the patent enforcement and/or licensing of the CDK Patent Rights to a Third Party Infringer except pursuant to such patent enforcement/licensing strategy. All compensation from the sublicensing by DPC pursuant to such strategy under the CDK Patent Rights to a Third Party Infringer shall be shared by the parties as follows: *** percent (***%) to DPC and *** percent (***%) to Mitotix. Subject to the patent enforcement/licensing strategy, DPC shall have the right at its sole discretion to grant sublicenses under the CDK Patent Rights in exchange for a license to a research tool or other rights from the sublicensee (as a cross-license) rather than for cash revenue, provided that Mitotix shall have the right, in its discretion to (i) receive a license to such research tool or other rights from such sublicensee on the same terms as DPC or (ii) receive *** percent (***%) of the equivalent fair cash value of such research tool to be agreed upon by the parties in good faith.

4. License to CDK Compounds.

4.1 Selection of CDK Compounds. The parties acknowledge that certain CDK inhibitor compounds have been identified, synthesized or tested by DPC and/or Mitotix during the Collaboration and that the set of such compounds (as mutually agreed by DPC and Mitotix) shall be allocated to DPC and Mitotix according to the following selection process. The details of the selection process shall be as mutually agreed by the parties. DPC shall retain rights to a specified group of compounds, comprised of compounds which are anticipated to be nominated as development candidates and closely related chemical analogs, not to exceed a total of twelve compounds (each a “DPC CDK Compound”) and Mitotix shall select a specified group of compounds not to exceed twelve compounds from the remaining compounds in the set (each a “Mitotix CDK Compound”). In order for Mitotix to make reasonably informed selections of compounds in the foregoing process, Mitotix shall have the right to review all information related to the set of CDK compounds (including, without limitation, patent applications, biological data, chemical structure and synthesis information), subject to the confidentiality obligations of Article 15 of the Agreement and DPC shall make available to Mitotix reasonable assistance to enable Mitotix to interpret such information. The parties agree to complete the selection process no later than by July 31, 2000.

DPC shall have exclusive rights to independently develop the DPC CDK Compounds. Mitotix shall have exclusive rights to independently develop the Mitotix CDK Compounds. Notwithstanding any provision of the Agreement to the contrary, the DPC CDK Compounds are hereby deemed to be CDK Development Compounds. CDK Development Compounds shall include any compounds selected by DPC through use of the CDK Targets licensed under Section 3.3, for clinical development in the CDK Field.

4.2 Exclusive License to Mitotix CDK Compounds. Notwithstanding any provision of the Agreement to the contrary, DPC hereby grants to Mitotix an exclusive, worldwide right and license (with the right to sublicense) under any intellectual property rights of DPC related to

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Mitotix CDK Compounds (including, without limitation, all patents, inventions, know-how and other information) to use the Mitotix CDK Compounds for all pharmaceutical uses and to develop, make, have made, use and sell products incorporating such Mitotix CDK Compounds for all pharmaceutical uses (“Mitotix CDK Products”). In addition, notwithstanding any provision of the Agreement or this Amendment to the contrary, DPC hereby grants to Mitotix a non-exclusive royalty-free, fully paid-up worldwide right and license (with the right to sublicense solely to a Mitotix licensee of a Mitotix CDK Product or a Mitotix Product, as applicable) under any DPC patent rights covering any method of treatment or method of use of a Mitotix CDK Compound or Mitotix Product which would otherwise be infringed by the manufacture, use or sale of the Mitotix CDK Product or Mitotix Product, solely to permit Mitotix (or its licensee) to manufacture, use or sell such Mitotix CDK Product or Mitotix Product.

With respect to each Mitotix CDK Compound, Mitotix shall have sole responsibility for conducting, at its own expense, all clinical, regulatory, marketing, and sales work associated with such compounds. For each such Mitotix CDK Compound, Mitotix shall use good faith commercially reasonable efforts to evaluate, develop and test such compound in accordance with industry standards and Mitotix internal practices and to seek and obtain all necessary regulatory approvals to market and commence worldwide marketing of each Mitotix CDK Product. The provisions of Article 13 of the Agreement shall apply to Mitotix CDK Products in the same way as applicable to Mitotix Products.

With respect to each Mitotix CDK Compound, Mitotix shall inform DPC in writing upon the commencement of clinical testing for each such compound and, every six (6) months thereafter, Mitotix shall inform DPC in writing as to whether Mitotix is continuing or discontinuing the development of such compound. Mitotix shall also inform DPC if Mitotix decides to abandon the development of such a compound at any time. Mitotix shall also inform DPC upon the achievement of the milestones set forth in Section 4.4(a) hereof, and notwithstanding Section 15.3 of the Agreement, the parties agree that DPC may publicly disclose the filing of an IND for the first such compound in a public disclosure that is mutually agreed upon in writing by the parties.

4.3 Non-exclusive License to DPC of Mitotix Riehts Related to DPC CDK Compounds. Notwithstanding any provision of the Agreement or this Amendment to the contrary, to the extent a product incorporating a DPC CDK Compound or other CDK Development Compound which is made, used or sold by DPC (or its Affiliate or licensees) would infringe a Mitotix patent right covering any method of treatment or method of use of a DPC CDK Compound or other CDK Development Compound, Mitotix hereby grants DPC a non-exclusive royalty-free, fully paid-up worldwide right and license (with the right to sublicense solely to a DPC licensee of a CDK Development Compound) under any such Mitotix patent right, solely to permit DPC (or its licensee) to manufacture, use or sell such CDK Development Compound.

4.4 Payments to DPC for Mitotix CDK Products.

(a) Milestones. In consideration of the license granted to Mitotix under Section 4.2 hereof, Mitotix shall pay the amounts set forth below to DPC upon the first achievement of each of the following milestones with respect to the first Mitotix CDK Product by Mitotix or its Affiliates:

Milestone	Payment
IND Filing in U.S.	$	*	**
Initiation of pivotal Phase III clinical trial	$	*	**
Approval of first NDA in U.S.	$	*	**
First Commercial Sale in U.S.	$	*	**
First Commercial Sale in each of the United Kingdom, France, Germany, Spain, Canada, Japan	$	*	**

For each subsequent achievement of a milestone by a Mitotix CDK Product containing a different active ingredient, Mitotix shall pay to DPC milestone payments equal to 25% of the amount set forth, provided however, that the IND filing milestone payment for each subsequent Mitotix CDK Product shall be deferred and shall only be payable at such time that U.S. Phase II clinical trials are commenced for such subsequent Mitotix CDK Product.

(b) Royalties. In consideration of the license granted to Mitotix under Section 4.2 hereof, Mitotix shall pay to DPC annual royalties for each Calendar Year on Net Sales by Mitotix and its Affiliates of each Mitotix CDK Product. Such royalty shall be payable based upon the annual Net Sales in a Calendar Year of each individual Mitotix CDK Product at the rates and in the amounts set forth below:

(1) *** percent (***%) of aggregate Net Sales of the Mitotix CDK Product, for annual Net Sales of such Mitotix CDK Product of up to four hundred million dollars ($400,000,000);

(2) *** percent (***%) of the aggregate Net Sales of the Mitotix CDK Product, for annual Net Sales of such Mitotix CDK Product of between four hundred million dollars ($400,000,000) and seven hundred million dollars ($700,000,000);

(3) *** percent (***%) of the aggregate Net Sales of the Mitotix CDK Product, for annual Net Sales of such Mitotix CDK Product above seven hundred million dollars ($700,000,000).

Notwithstanding the above, (A) if (x) a royalty is owed under this Section 4.4 with respect to sales of a Mitotix CDK Product in any country in which the Mitotix CDK Product is not covered by a Valid Patent Claim owned by Mitotix or exclusively licensed to Mitotix and (y) a Competitive Product is sold in such country, then the royalty payable pursuant to this Section 4.4 based on sales of the Mitotix CDK Product in such country shall be *** percent (***%); and (B) if a Third Party Competitive Product is sold in such country, then the royalty rates set forth above shall be reduced by *** percent (***%), but in no event shall such royalty rates fall below *** percent (***%).

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Royalties on each Mitotix CDK Product at the rate set forth above shall be payable on a country-by-country basis during the Royalty Term subject to the following conditions:

(i) only one royalty shall be due with respect to the same unit of Mitotix CDK Product;

(ii) no royalties shall be due upon the sale or other transfer among Mitotix and its Affiliates, but in such cases the royalty shall be due and calculated upon Mitotix’s or its Affiliate’s Net Sales of Mitotix CDK Product to a Third Party;

(iii) no royalties shall accrue on the disposition of Mitotix CDK Product in reasonable quantities by Mitotix or its Affiliates as bona fide samples or as donations to non-profit institutions or government agencies for non-commercial purposes; and

(iv) notwithstanding the above royalty rates, upon Mitotix request, the parties agree to discuss in good faith a reduction of such royalty rate in any given country in the event the level of development, patent protection or general commercial environment affects the commercial viability of the Mitotix CDK Product under such royalty rate.

If Mitotix, in its reasonable judgment, is required to obtain a license from any Third Party under any patent having claims covering the active pharmaceutical ingredient of the Mitotix CDK Product for any pharmaceutical use, and to pay a royalty under such license, and the infringement of such patent cannot reasonably be avoided by Mitotix without such a license, Mitotix’s obligation to pay royalties for such Mitotix CDK Products under Section 4.4 hereof shall be reduced by the amount of the royalty payable by Mitotix under such additional license; provided, however that the royalties otherwise payable under Section 4.4 hereof shall not be reduced in any such event by more than ***. If Mitotix is required by a court of competent jurisdiction to pay a royalty to any Third Party under any patent having claims covering the active pharmaceutical ingredient of the Mitotix CDK Product for any pharmaceutical use, Mitotix’s obligation to pay royalties for such Mitotix CDK Product under Section 4.4 hereof shall be reduced by the amount of the royalty payable by Mitotix to such Third Party, provided, however, that the royalties otherwise payable under Section 4.4 hereof shall not be reduced in any such event by more than ***.

(c) License Revenue. As used herein, the term “License Revenue” shall mean the aggregate of the following payments received by Mitotix from a sublicensee of a Mitotix CDK Compound: (i) up-front cash or license fees; (ii) proceeds received by Mitotix from the sale of securities of Mitotix at greater than fair market value that is in lieu of, or in addition to, up-front cash or license fees; (iii) milestones paid to Mitotix; (iv) royalty revenue received based on net sales of Mitotix CDK Product by the sublicensee; (v) other consideration received for which the equivalent fair cash value of such consideration can reasonably be determined by the parties, including but not limited to, rights in products or compounds; and (vi) FTE funding above

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$*** per FTE per year (such $*** amount being adjusted annually on January 1 by the annual change in the Consumer Price Index for all urban consumers (CPI-U) for the Northeast)].

The term “License Revenue” shall not include (a) committed payments to Mitotix in support of research and/or development activities performed by or on behalf of Mitotix which are less than $*** per FTE per year (such $*** amount being adjusted annually on January 1 by the annual change in the Consumer Price Index for all urban consumers (CPI-U)] for the Northeast); (b) reimbursement of actual, documented, out-of-pocket research and/or development expenses paid to Mitotix for research and/or development expenses incurred by or on behalf of Mitotix; (c) [proceeds received by Mitotix from the sale of securities of Mitotix at fair market value]; and (d) [payment to Mitotix that relate to an extension of credit or a loan], provided however in the event that any credit or loan is extended to Mitotix and forgiven by the sublicensee, then the amount forgiven shall be included in License Revenue. [For purposes of determining fair market value of securities under this Section 4.4(c), the following rules shall apply: (1) if Mitotix at the time of such issuance does not have a class of securities registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), fair market value shall mean the price per share of similar securities sold in the most recently completed bona fide financing in which at least $2,000,000 was received by Mitotix in the aggregate, and (2) if Mitotix at the time of such issuance has a class of securities registered under the Exchange Act, then (A) if the securities so issued are of the same class as securities of Mitotix then traded on a national securities exchange, in over-the-counter trading or other similar trading system, then fair market value shall be the average trading price over the 20-day period preceding the date of issuance, and (B) if the securities are not of the same class as securities of Mitotix then so publicly traded (as described above), then the fair market value shall be the amount determined in good faith by an independent certified public accounting firm of nationally recognized standing selected by Mitotix, taking into account advice from the Board of Directors of Mitotix.

In consideration of the license granted to Mitotix under Section 4.2 hereof, in the event a Mitotix CDK Compound is sublicensed by Mitotix, Mitotix shall pay to DPC the following percentage of the total aggregate License Revenue paid to Mitotix by the sublicensee, such percentage share based on the development stage at which Mitotix executes a sublicense agreement with a sublicensee:

Development Stage When Mitotix Executes Sublicense	Percentage of License Revenue to DPC
Prior to initiation of multiple dose Phase Ib/II clinical trial	***%

After initiation of multiple dose Phase Ib/II clinical trial, but prior to initiation of first pivotal Phase III clinical trial	***%

After initiation of first pivotal Phase III clinical trial, but prior to the filing of NDA in U.S. and total investment by Mitotix (on fully loaded basis) of at least $10 million	***%

After filing NDA in U.S. and total investment by Mitotix (on fully loaded basis) of at least $20 million	***%

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provided, however that in no event will the percentage share of the aggregate License Revenue payable to DPC exceed the aggregate value of the milestones and royalty payments set forth in this Section 4.4(a) and (b) above which would have been payable to DPC if Mitotix had itself developed and sold the Mitotix CDK Product. The aggregate value of the milestones and royalty payments which would have been payable to DPC if Mitotix had itself developed and sold the Mitotix CDK Product shall be determined based upon the projected Net Sales by the sublicensee (or its licensee, affiliate or agent) of the applicable Mitotix CDK Product as determined by an independent Third Party mutually agreed upon in good faith by the Parties. In the event that use of projected Net Sales in determining the percentage share of License Revenue to be paid to DPC results in a payment to DPC that is less than the percentage share set forth above and the actual Net Sales exceed the projected Net Sales of the applicable Mitotix CDK Product as determined by the independent Third Party, then at such time as the actual Net Sales exceed the projected Net Sales, Mitotix shall make additional payments to DPC on a quarterly basis until the percentage share of License Revenue that is paid to DPC equals the amount that would have been paid to DPC if actual Net Sales had been used. Payments shall be made to DPC by Mitotix on a quarterly basis based on the License Revenue received by Mitotix in the preceding quarter.

5. Technology Outside Both the UBC Field and the CDK Field.

For the purposes of this Amendment, the following terms shall have the following meanings:

“Outside Inventions” shall mean all writings, inventions, discoveries, improvement and other technology, whether or not patentable or copyrightable, and any patent applications, patent or copyrights based thereon that were made or conceived during and as a result of the research funded by DPC at Mitotix outside both the UBC Field and the CDK Field during the term of the CDK Research Program;

“Outside Know-how” shall mean all confidential technical information in the possession of Mitotix or DPC during the term of the Agreement relating to Outside Targets or relating to the discovery, development, manufacture, marketing and sale of products discovered through the use of the Outside Targets outside both the UBC Field and the CDK Field; and,

“Outside Targets” shall mean Targets discovered in the performance of the research funded by DPC at Mitotix during the term of the CDK Research Program which are not UBC Targets or CDK Targets.

Except as set forth in Sections 6 and 7 below, and notwithstanding any provision of the Agreement to the contrary, each party hereby grants the other party a co-exclusive (with the granting party) royalty-free, fully paid-up, worldwide right and license (with the right to sublicense) under the granting party’s intellectual property rights claiming Outside Inventions and Outside Know-how solely to utilize the Outside Targets and assays (including reagents and materials used in such assays) to identify compounds active against such Outside Targets for purposes of research, develop and commercialization of products incorporating such compounds for all therapeutic indications.

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6. Compounds Outside Both the UBC Field and the CDK Field. Except as set forth in Sections 4 and 7 hereof, and notwithstanding any provision of the Agreement to the contrary, Mitotix hereby grants DPC an exclusive, royalty-free, fully paid-up, worldwide right and license (with the right to sublicense) under the Outside Inventions and Outside know-how to any compounds which (i) are identified as active using the Outside Targets and (ii) have been conceived, described, identified, synthesized or tested in the performance of research funded by DPC at Mitotix during the term of the CDK Research Program. With respect to compounds in a Mitotix Library, Mitotix hereby grants to DPC an exclusive worldwide right and license (with the right to sublicense) to any compounds from a Mitotix Library which have been identified, synthesized or tested in the performance of the research funded by DPC at Mitotix outside both the UBC Field and the CDK Field during the term of the CDK Research Program; provided, however that DPC’s rights under this Section 6 shall be solely for uses in screening against an Outside Target and solely to make, use and sell any product that incorporates such compound where such product is active against an Outside Target and for no other purpose.

7. New Kinase Targets and Compounds. Notwithstanding any provision of the Agreement to the contrary, Mitotix hereby grants DPC an exclusive, royalty-free, fully paid-up worldwide right and license (with the right to sublicense) under any intellectual property rights specifically claiming Akt/Chk1/Plk Targets, and Mitotix Inventions, Joint Inventions and Know-how specifically directed to Akt/Chk1/Plk Targets (including, without limitation, all research results, data and materials developed by either party in the performance of the Akt/Chk1/Plk Research Program funded by DPC at Mitotix) (collectively the “Akt/Chk1/Plk Screening Technology”) to utilize the Akt/Chk1/Plk Targets and assays (including reagents and materials used in such assays) to identify compounds active against such Akt/Chk1/Plk Targets for purposes of research, development and commercialization of pharmaceutical and Radiopharmaceutical products incorporating such compounds for all therapeutic indications.

In addition, Mitotix hereby grants DPC an exclusive, royalty-free, fully paid-up worldwide right and license (with the right to sublicense) to any compounds which (i) are identified as active using the Akt/Chk1/Plk Screening Technology and (ii) have been conceived, described, identified, synthesized or tested in the performance of research funded by DPC at Mitotix during the CDK Research Program and Akt/Chk1/Plk Research Program. With respect to compounds in a Mitotix Library, Mitotix hereby grants to DPC an exclusive worldwide right and license (with the right to sublicense) to any compounds from a Mitotix Library which have been identified, synthesized or tested in the performance of the CDK Collaboration and CDK Research Program; provided, however that DPC’s rights under this Section 7 shall be solely for uses in screening against an Akt/Chk1/Plk Target and solely to make, use and sell any product that incorporates such compound where such product is active against an Akt/Chk1/Plk Target and for no other purpose.

8. Equity Investment

8.1 Issuance of Common Stock to DPC. Notwithstanding any provision of the Agreement to the contrary, DPC hereby subscribes for, and Mitotix hereby issues to DPC, *** shares of Common Stock of Mitotix, $.001 par value (the “Shares”), as partial consideration for certain rights and licenses granted to Mitotix pursuant to this Amendment. Mitotix shall deliver to DPC a certificate representing such Shares within 10 days following the

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Effective Date of this Amendment registered in the name of DPC and dated as of the Effective Date of this Amendment. In the event that the transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated as of February 24, 2000 by and among GPC AG - Genome Pharmaceuticals Corporation, Genome Acquisition Corporation and Mitotix, Inc. are consummated, then DPC shall be entitled to receive the same consideration received by all other holders of capital stock of Mitotix under such agreement. Accordingly, it is hereby represented and warranted that upon consummation of such transaction the Shares shall be converted to shares of GPC Biotech AG (formerly GPC AG - Genome Pharmaceuticals Corporation) using the same conversion factor as applied to the Series C Convertible Preferred Stock of Mitotix currently held by DPC and such shares of GPC Biotech AG shall be promptly issued to and delivered to DPC (i.e., the number of shares of GPC Biotech AG issued to DPC shall equal such conversion factor multiplied by ***).

8.2 Representation and Warranties by DPC Regarding Investment in the Shares. DPC hereby represents and warrants to Mitotix that the following is true and correct as of the date hereof:

(a) Financial Matters. The financial condition of DPC is such that it is in a position to hold the Shares purchased by it for an indefinite period of time and to bear the economic risk of an investment in the Shares, and DPC has the capability to evaluate the merits and risks of its investment in the Shares. DPC has extensive knowledge and experience in financial and investment matters, including investment in securities that are non-listed, unregistered and are not traded on the Nasdaq National or SmallCap Market, nor on the National Association of Securities Dealers, Inc.’s (the “NASD”) automated quotation system.

(b) Brokers. DPC has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the investment in the Shares.

(c) Access to Information. DPC and its representatives have been granted access to information concerning Mitotix sufficient to make an investment decision with respect to the subscription for the Shares and has had the opportunity to question and to receive answers from executive officers of Mitotix concerning the terms and conditions of the Shares and the affairs of Mitotix and has received any additional information which it has requested.

(d) Accredited Investor. DPC is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933 (the “Act”).

(e) Investment Intent. DPC understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon DPC’s investment intention. In this connection, DPC hereby represents that it is subscribing for the Shares for its own account for investment and not with a view toward the resale or distribution to others. DPC understands that it may not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely.

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(f) Restrictive Legend. DPC consents to the placement of a legend on any certificate or other document evidencing the Shares that such Shares have not been registered under the Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof.

(g) Authorization; Enforceability. DPC has all corporate right, power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. All corporate action on the part of DPC and its directors and necessary for the authorization, execution, delivery and performance of this Amendment by DPC has been taken. This Agreement has been duly executed and delivered by the DPC and constitutes a legal, valid and binding obligation of DPC, enforceable against DPC in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

8.3 Representations and Warranties by Mitotix Regarding Issuance of the Shares. Mitotix hereby represents and warrants to DPC that the following is true and correct as of the date hereof:

(a) Organization, Good Standing and Qualification. Mitotix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to conduct its business as presently conducted. Mitotix is duly qualified to do business as a foreign corporation and is in good standing in Massachusetts and in each jurisdiction in which the nature of the business conducted by it, or the properties owned, leased or operated by it, makes such qualification necessary and where the failure to be so qualified would have a material adverse effect upon the business, prospects and financial condition of Mitotix.

(b) Authorization; Enforceability. Mitotix has all corporate right, power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. All corporate action on the part of Mitotix and its directors and necessary for the authorization, execution, delivery and performance of this Amendment by Mitotix, and the authorization, sale, issuance and delivery of the Shares contemplated hereby has been taken. This Agreement has been duly executed and delivered by Mitotix and constitutes a legal, valid and binding obligation of Mitotix, enforceable against Mitotix in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Upon the issuance and delivery of the Shares as contemplated by this Agreement, such securities will be duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

9. FTE Research Funding. DPC shall continue to provide FTE funding to Mitotix in accordance with Sections 3.2 and 5.4 of the Agreement; provided, however, that Mitotix shall be relieved of its obligation to provide the specified numbers of full-time equivalent scientists for the UBC Research Program and the CDK Research Program pursuant to Section 3.2.1(a); and provided further, that Mitotix shall provide a sufficient number of full-time equivalent scientists as reasonably necessary to complete the Akt/Chk1/Plk Research Program and the mdm2/p53 Research Program.

10. Percentage of Sublicensee Royalty Revenue from Mitotix Products to DPC. Notwithstanding any provision of the Agreement to the contrary including, without limitation, Section 12.2 of the Agreement, in the event of sales of Mitotix Products in Strategic Countries by sublicensees of Mitotix, Mitotix’s sole obligation to DPC shall be to pay DPC *** percent (***%) of all royalties that Mitotix receives from such sublicensees; provided, however, that DPC shall not receive an amount hereunder which is less than *** (***%) of Net Sales of such Mitotix Products by such sublicensees.

11. Effect of Termination. Notwithstanding Section 18.3 of the Agreement, the parties hereby agree that, in the event of expiration or termination of the Agreement, for any reason (i) all licenses granted to DPC hereunder will terminate, except that DPC shall retain the co-exclusive and exclusive licenses pursuant to Sections 2.3, 2.5, 2.6, 3.3, 3.5, 6 and 7 hereof under the Mitotix Inventions, Joint Inventions and applicable Know-how solely to develop, make, have made, use and/or sell any CDK Product or UBC Product or Immunoassay Product incorporating compounds that at the time of termination or expiration of the Agreement have been designated as a Development Compound, (ii) all licenses granted to Mitotix hereunder will terminate, except that Mitotix shall retain the co-exclusive and exclusive licenses pursuant to Sections 2.4, 2.7, 3.4 and 4.2 under DPC Inventions, Joint Inventions and applicable Know-how solely to develop, make, have made, use and/or sell any CDK Product or UBC Product or Immunoassay Product or Mitotix CDK Product incorporating compounds that at the time of termination or expiration of the Agreement have been designated as a Development Compound, (iii) the provisions of Articles 11 and 12 will survive termination of the Agreement such that DPC will continue to have payment obligations to Mitotix with respect to Royalty-Bearing Products where applicable, and Mitotix will continue to have payment obligations to DPC with respect to Mitotix Products, where applicable; and (iv) the provisions of Section 13.9 will survive termination of the Agreement such that DPC will continue to have milestone and royalty obligations to certain Mitotix licensors where applicable.

12. Headings. The headings of the Sections and Articles of this Amendment are inserted for reference only, and are not to be considered as part of this Amendment in construing this Amendment.

13. Effect of this Amendment. To the extent that any of the terms of this Amendment conflict with or modify any terms of the Agreement, the terms of this Amendment shall supercede and replace the terms of the Agreement. To the extent that any of the terms of the Agreement conflict with any of the provisions of this Amendment, the terms of the Agreement shall be amended and/or construed by the parties in a way to be consistent with the provisions of this Amendment. To the extent that the provisions of the Agreement do not conflict with the provisions of this Amendment, such provisions of the Agreement shall continue in full force and effect.

14. Public Announcements. The parties shall consult with each other and reach mutual written agreement before making any public announcement concerning this Amendment or the Agreement or its subject matter. A joint press release to announce the signing of this

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Amendment shall be agreed to in writing and the parties agree to coordinate the dissemination of this press release.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first set forth above.

MITOTIX, INC.

By:	/s/ William Helman
William Helman
Title:	Chairman

DUPONT PHARMACEUTICALS COMPANY

By:	/s/ Paul A. Friedman
Paul A. Friedman, M.D.
Title:	President, DuPont Pharmaceuticals Research Laboratories

Appendix A:

*** Work Plan

Goals

1. Attempt to produce or purchase (where possible) sufficient quantities of the three enzymes *** for enzyme characterization, assay development and HTS.

2. Test prospective substrates for the three enzymes with the goal of identifying a working substrate for assay development.

3. Where a working substrate has been identified, produce or purchase sufficient quantities of the substrate for assay development and HTS.

4. Where a working substrate has been identified, characterize each enzyme kinetically with the working substrate.

5. Once appropriate reagents for developing an assay have been obtained, perform proof-of-principle experiments to test the feasibility of developing an HTS-compatible assay for each kinase.

6. Where feasible, develop a high-throughput screen for each kinase.

7. Validate each kinase screen that is developed for HTS.

8. Screen the DuPont library in each kinase screen that passes validation.

9. For each kinase screen that undergoes HTS, deliver list of confirmed active compounds to DuPont.

Activities

The assays will be developed using formats appropriate for HTS. The most likely assay formats to be chosen will be the DELFIA format or FlashPlates format. The DELFIA format requires a phosphopeptide-specific antibody and is fluorescence-based. The FlashPlate format does not require specific antibodies and involves using 32P or 33P radioisotopes.

Each assay that is developed will be validated on the screening system to be used for HTS. The validation process will determine whether the screen is reliable enough to be used for HTS and will establish important screening parameters.

The high-throughput screens will be run in 384-well plates either on workstations or a fully robotic system.

Approximate durations expected for each of the key activities are as shown below:

Assay development: 8 weeks

Assay validation: 4 weeks

HTS: 8 weeks

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Plan for each enzyme target:

***

Mitotix has purchased the *** enzyme from a commercial source. A biotinylated peptide substrate of ***, known as “Crosstide” has been identified and tested. An antibody has been obtained from a commercial source that binds to Crosstide once it has been phosphorylated by ***. An assay has been developed by the DELFIA format and will be validated and run on workstations.

***

Mitotix has expressed and purified the *** enzyme. An assay has been developed in the FlashPlate format using a biotinylated peptide substrate that contains a sequence of ***. The latter peptide cannot be used in the assay because it is part of technology restricted under a licensing agreement between Mitotix and ***. An alternative susbtrate for *** will be sought that can be used for assay development. Kinetic properties of the enzyme will be characterized using different substrates. The most likely format for the *** screen will be the FlashPlate format.

***

Mitotix has virus encoding human ***. No known substrate exists for *** that can be used for assay development. The work will focus on optimizing the expression and kinase activity of ***. A purification scheme for *** will be developed.

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Appendix B:

*** Work Plan

Research work plan for the *** project

GOALS:

Assay and Screening:

•	Validate *** HTS.

•	Screen DuPont compound library and Mitotix compound library.

•	Delivery of a list of confirmed active compounds to DuPont

Biochemistry:

•	Continue characterization of *** dependent ubiquitination of ***

Molecular Biology:

•	The cDNAs encoding two ring finger proteins, Siahl and A07, will be cloned.

•	Vectors for the production of Siahl and A07 in bacteria and insect cells will be constructed and protein expression will be evaluated.

ACTIVITIES:

Assay and Screening

Mitotix will perform the validation testing of the *** HTS. Following the successful completion of the validation phase, the HTS will be executed. The Mitotix compound library will be screened in addition to the DuPont library. Confirmation testing of active compounds will follow. A list of active compounds identified and confirmed will be delivered to DuPont.

Biochemistry

The efforts at Mitotix will continue to focus on the characterization of the *** dependent ubiquitination of ***. The reaction mechanism of *** driven ubiquitination will be explored with specific emphasis on evaluating the potential involvement of thiol ester conjugates between *** and ubiquitin. Experiments carried out at Mitotix and DuPont have established that the ubiquitinated species of *** produced in the current assay do not result from polyubiquitination but rather from multiple mono-ubiquitinations. Thus, we will be focused on examining the reaction conditions and components in an attempt to generate polyubiquitinated ***. These experiments will include the titration of reaction components as well as an examination of a role for the *** *** in the ubiquitination of ***. In addition, the recombinant*** and *** used in the standard reaction will be substituted with endogenous *** and *** purified from cellular extracts to test the possibility that the former may lack a modification or association with a cellular protein which is necessary for the promotion of polyubiquitination.

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As described below, expression vectors for the production of two ring finger proteins and a putative substrate will be constructed. The ability of these proteins to function in ubiquitination assays measuring either Siahl or A07 autoubiquitination or Siahl dependent ubiquitination of DCC will be explored.

Molecular Biology

*** belongs to a class of proteins which contain the structural motif know as the ring finger. The ring fingers of a number of proteins in this family have recently been implicated in Ubc mediated autoubiquitination. The cDNAs encoding two of these proteins, Siahl and A07, will be cloned. Vectors for the production of Siahl and A07 in bacteria and insect cells will be constructed and protein expression will be evaluated. Reports in the literature implicate Siahl in the ubiquitination of the DCC protein. A cDNA encoding the cytoplasmic domain of DCC will therefore be cloned. As above, expression vectors will be constructed and protein production assessed.

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